UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

FIRST FOUNDATION INC.

Exact name of registrant as specified in its charter)

California	001-36461
(State or other jurisdiction of incorporation)	(Commission File Number)

18101 Von Karman Avenue, Suite 700 Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 202-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

The Annual Meeting of Shareholders of First Foundation Inc., a California corporation (the “Company” or “FFI-California”) was held on October 27, 2015.  As reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 27, 2015, at that Meeting the Company’s shareholders approved, by the vote required under California law, a change in the Company’s state incorporation from California to Delaware (the “Reincorporation”).

The Reincorporation was effectuated on October 28, 2015, by means of a merger of the Company with and into a newly-established wholly-owned subsidiary of the Company incorporated in Delaware under the name “First Foundation Inc.” (“FFI-Delaware”), on the terms and in accordance with the provisions of an Agreement and Plan of Merger dated October 28, 2015 (the “Merger Agreement”) by and between FFI-California and FFI-Delaware.  A copy of that Merger Agreement is attached as Exhibit 2.99 to this Report.

FFI-Delaware was the surviving corporation in that merger (the “Merger”) and, therefore, by operation of law, FFI-Delaware succeeded to all of the assets and assumed all of the liabilities of FFI-California, which thereupon ceased to exist as a separate corporation.  In addition, upon the effectiveness of that Merger, each outstanding share of FFI-California’s Common Stock, par value $0.001 per share, was automatically converted into one share of Common Stock, par value $0.001 per share, of FFI-Delaware.  As a result, FFI-Delaware is deemed to be the successor in interest of and, under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the successor issuer to FFI-California.

The Reincorporation did not result in any change in the name, business, assets or liabilities or in the management, fiscal year, accounting or the location of the principal executive offices, of the Company. Also, the outstanding shares of our Common Stock continue to trade, without interruption, on the NASDAQ National Stock Market under the existing trading symbol, “FFWM.” Additionally, it is not be necessary for our stockholders to exchange their FFI-California stock certificates for FFI-Delaware stock certificates, because the current stock certificates are now deemed to represent, and will be treated for all purposes as evidencing the ownership of, the same number of shares of Common Stock of FFI-Delaware.

As a result of the consummation of the Reincorporation, effective October 28, 2015, the rights of the Company’s stockholders are now governed by the Certificate of Incorporation and Bylaws of FFI-Delaware and by the Delaware General Corporation Law (the “DGCL”). The form of common stock certificate of FFI-Delaware will be identical in all material respects, to the common stock certificate of FFI-California, except that all references to the Company as a “California corporation” will be changed to a “Delaware corporation” and any references to California law will be changed to Delaware law.  See Item 5.03 below regarding the rights of our shareholders as holders of FFI-Delaware Common Stock as compared to their rights as holders of FFI-California Common Stock.

Item 3.03Material Modification to Rights of Security Holders

Reference is made to and there is hereby incorporated by reference into this Item 3.03, the information contained in Item 1.01 and Item 5.03 in this Current Report and the information regarding the Reincorporation that is contained, beginning on page 21 and ending on page 26, in the Company’s Proxy Statement.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Delaware Reincorporation.  See the disclosures set forth in Item 1.01 of this Current Report regarding the Delaware Reincorporation. As a result of that Reincorporation, the rights and privileges of the holders of our Common Stock are now governed by, and this discussion is qualified in its entirety by reference to, the Certificate of Incorporation and the Bylaws of FFI-Delaware and by the DGCL.  Copies of the Certificate of Incorporation and the Bylaws of FFI-Delaware are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report. A summary of differences between provisions of the Certificate of Incorporation and Bylaws of FFI-Delaware and corresponding provisions of the Articles of Incorporation and Bylaws of FFI-California is contained, beginning on Page 21 and ending on Page 26, in the Company’s definitive Proxy Statement filed on Schedule 14A with the SEC on September 25, 2015, and that summary is hereby incorporated by reference into this Current Report.

Increase in Authorized Shares of Common Stock.  At the Annual Shareholders Meeting, the Company’s shareholders also approved an increase in the authorized number of the Company’s shares of Common Stock, par value $0.001 per share, from 20 million shares to 70 million shares.  That increase has been effectuated by the filing with the Delaware Secretary of State, on October 27, 2015, of FFI-Delaware’s Certificate of Incorporation, which provides that that its authorized capital stock consists of (i) 70 million shares of Common Stock, par value $0.001 per share, and (ii) 5 million shares of Preferred Stock, par value $0.001 per share.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

2.99

Agreement and Plan of Merger dated October 28, 2015 entered into by First Foundation Inc., a California corporation, and First Foundation Inc., a Delaware corporation, to effectuate the Delaware Reincorporation

3.1	Certificate of Incorporation of First Foundation Inc., a Delaware corporation, as filed with the Delaware Secretary of State

3.2	Bylaws of First Foundation Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: October 29, 2015	By:	/s/ JOHN MICHEL
John M. Michel Executive Vice President & Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description

2.99

Agreement and Plan of Merger dated October 28, 2015 entered into by First Foundation Inc., a California corporation, and First Foundation Inc., a Delaware corporation, to effectuate the Delaware Reincorporation

3.1	Certificate of Incorporation of First Foundation Inc., a Delaware corporation, as filed with the Delaware Secretary of State

3.2	Bylaws of First Foundation Inc., a Delaware corporation